UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016 (May 20, 2016)

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

On May 20, 2016, the Board of Directors of Cellular Biomedicine Group, Inc. (the “Company”) scheduled its 2016 annual meeting of stockholders (the “2016 Annual Meeting”) for September 9, 2016, which date is more than 30 days from the anniversary date of the Company’s 2015 annual meeting of stockholders.

The Company has set a deadline of June 25, 2016 for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2016 Annual Meeting, which date the Company has determined to be a reasonable time before it expects to begin to print and sent its proxy materials. In order to be considered timely, any such proposal must be received by the Company at its principal executive offices at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, and addressed to the attention of the corporate secretary, no later than 5:00 p.m. Eastern Standard Time on June 25, 2016. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2016 Annual Meeting.

In addition, in accordance with the Company’s bylaws (the “Bylaws”), stockholders who intend to submit a proposal regarding a director nomination at the 2016 Annual Meeting must ensure that notice of any such proposal (including certain additional information specified in the Bylaws) is received by the corporate secretary at the Company’s principal executive offices at 19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, and addressed to the attention of the Corporate Secretary no later than 5:00 p.m. Eastern Standard Time on June 25, 2016. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a- 4(c) under the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: May 25, 2016	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Executive Officer